Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-146220
333-146220-06

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2008

Prospectus Supplement

(To Prospectus dated September 21, 2007)

JPMorgan Chase Capital XXVI

                     Capital Securities

Fixed-to-Floating Rate Capital Securities, Series Z

(Liquidation amount $25 per capital security)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

JPMorgan Chase & Co.

Distributions are payable quarterly, beginning                     , 2008

JPMorgan Chase Capital XXVI, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the issuer. The only assets of the issuer will be Capital Efficient Notes issued by JPMorgan Chase & Co., which we refer to as the “CENts”. The issuer will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the CENts.

The CENts will bear interest (i) from the date they are issued to, but excluding                     , 2013, or their earlier redemption at the rate of     % per annum and (ii) from and including                     , 2013 to their repayment or earlier redemption at a floating rate equal to three-month LIBOR plus a spread of     %, payable quarterly in arrears on each                     ,                      ,                      and                     , beginning on                     , 2008. We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the CENts will become due on                     , 2048, the “scheduled maturity date,” only to the extent of the applicable percentage of the net cash proceeds that we have received from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough of such qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and we will continue to use our commercially reasonable efforts to sell enough of such qualifying capital securities to permit repayment of the CENts in full. On                     , 2078, we must pay any remaining principal and interest on the CENts in full whether or not we have sold qualifying capital securities.

At the option of JPMorgan Chase & Co., the capital securities may be redeemed at 100% of their liquidation amount plus accrued and unpaid distributions through the date of redemption on any interest payment date on or after                     , 2013 or at any time upon the occurrence of a tax event or regulatory capital event or at the redemption price set forth herein upon the occurrence of a rating agency event.

The CENts will be subordinated to all existing and future senior, subordinated and junior subordinated debt of JPMorgan Chase & Co., except for any debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. JPMorgan Chase & Co. will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

See “ Risk Factors” beginning on page S-11 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Commissions	Proceeds to Issuer
Per Capital Security	$ (1)	$ (2)	$
Total(3)	$ (1)	$ (2)	$
(1)	Your purchase price will also include distributions accrued on the capital securities since , 2008, if any.
(2)

JPMorgan Chase & Co. will pay the underwriting commissions. The underwriting discount will be $             per capital security with respect to any capital securities sold to certain institutions. Therefore, to the extent of any such sales to any such institutions, the actual total underwriting discount will be less than, and the actual total proceeds to JPMorgan Chase & Co. will be greater than, the amounts shown in the table above.

(3)

The underwriters may also purchase up to an additional                      of capital securities at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

We intend to apply to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to begin within 30 days after they are first issued.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants on or about                     , 2008.

Our affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Sole Structuring Advisor and Bookrunner

JPMorgan

Co-Managers

                    , 2008

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. Neither we nor the issuer have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the issuer, you should not rely on it.

We are offering the capital securities for sale only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the attached prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and CENts, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 2 of the attached prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the attached prospectus.

The Issuer and JPMorgan Chase & Co.

JPMorgan Chase Capital XXVI, which we refer to as the “issuer,” is a Delaware statutory trust. It was created for the purpose of issuing the Fixed-to-Floating Rate Capital Securities, Series Z, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement and the attached prospectus. The issuer trustees referred to on page 6 of the attached prospectus will conduct the business affairs of the issuer.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a financial holding company. Through our subsidiaries, we conduct domestic and international financial services businesses. We are a leading global financial services firm and one of the largest banking institutions in the United States, with $1.6 trillion in assets and operations in more than 50 countries.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017. Our telephone number is (212) 270-6000.

The Capital Securities

Each capital security represents an undivided beneficial ownership interest in the assets of the issuer.

The issuer will sell the capital securities to the public and its common securities to JPMorgan Chase. The issuer will use the proceeds from those sales to purchase $             aggregate principal amount of Fixed-to-Floating Rate Capital Efficient Notes, Series Z, which are a series of the junior subordinated debentures referred to in the attached prospectus and which we refer to in this prospectus supplement as the “CENts.” JPMorgan Chase will pay interest on the CENts at the same rate and on the same dates as the issuer makes payments on the capital securities. The issuer will use the payments it receives on the CENts to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. Distributions will accumulate from                     , 2008. The issuer will make distribution payments on the capital securities quarterly in arrears, on each                     ,                     ,                      and                     , beginning on                     , 2008, unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations described under “Summary of Terms of CENts—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default under the terms of the CENts or the capital securities. However, no interest deferral may extend beyond the repayment in full or earlier redemption of the CENts.

If we exercise our right to defer interest payments on the CENts, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then-applicable interest rate on the CENts, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period and (ii) a payment of current interest on the CENts, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of CENts—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the CENts, the CENts will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Subject to the provisions described in “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus, the issuer will use the proceeds of any repayment or redemption of the CENts to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

For a description of our rights to redeem the CENts, see “Summary of Terms of CENts—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with any successor federal bank regulatory agency having primary jurisdiction over us as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

Liquidation of the Issuer and Distribution of CENts to Holders

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve.

If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustees will:

•	distribute the CENts to the holders of the capital securities; or

•

if the property trustee determines that a distribution of the CENts is not practical, pay the liquidation amount of the capital securities, plus any accumulated and unpaid distributions to the payment date, in cash.

Further Issues

The issuer has the right to issue additional capital securities, including capital securities of this series, in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the attached prospectus under the caption “Global Preferred Securities; Book-Entry Issuance.”

Listing

We intend to apply to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

The CENts

Repayment of Principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on                     , 2048 or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the CENts on the scheduled maturity date only to the extent of the applicable percentage of the net cash proceeds we have raised from the issuance of certain non-convertible “qualifying capital securities,” as described under “Summary of Terms of CENts—Repayment of Principal,” during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to such date. If we have not raised sufficient net cash proceeds to permit repayment of the CENts on the scheduled maturity date and the unpaid portion will remain outstanding. We will be required to repay the unpaid portion of the CENts on each subsequent interest payment date to the extent of the applicable percentage of the net cash proceeds we receive from any subsequent issuance of such qualifying capital securities or in full upon the occurrence of an event of default resulting in the acceleration of the CENts.

We will use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Summary of Terms of CENts—Market Disruption Event,” to raise sufficient net cash proceeds from the issuance of certain non-convertible qualifying capital securities during the 180-day period described above to permit repayment of the CENts in full on the scheduled maturity date. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of such qualifying capital securities to permit repayment of the CENts in full on the following interest payment date, and on each interest payment date thereafter until the CENts are paid in full.

Any unpaid principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on                     , 2078 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant the principal amount of CENts that we may repay, redeem or purchase may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, REIT preferred securities and convertible qualifying capital securities in addition to non-convertible qualifying capital securities, we are not required to issue any securities other than non-convertible qualifying capital securities in connection with the foregoing obligations, or to repay, redeem or purchase the CENts on the scheduled maturity date or at any time thereafter if we issue securities other than non-convertible qualifying capital securities.

Interest

The CENts will bear interest from the date of issuance to, but excluding                     , 2013, or their earlier redemption (the “Fixed Rate Period”) at the rate of             % per annum. From and including                     , 2013 to their repayment or earlier redemption (the “Floating Rate Period”), the CENts will bear interest at a floating rate at the then current three-month LIBOR plus a spread of             % per annum. JPMorgan Chase will pay that interest quarterly in arrears on                 ,                 ,              and                      of each year, beginning on                     , 2008 (we refer to these dates as “interest payment dates”).

Ranking

The CENts will constitute one series of the junior subordinated debentures referred to in the attached prospectus and will be issued by JPMorgan Chase under the indenture referred to in such prospectus. The CENts will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of JPMorgan Chase & Co., except for its Junior Subordinated Deferrable Interest Debentures, Series R through X, issued to JPMorgan Chase Capital Trusts XVIII through XXIV, respectively, and its guarantees of the capital securities of those trusts (collectively, the “existing parity obligations”), which will rank pari passu with the CENts and guarantee offered hereby, and any future debt that by its terms is not superior in right of payment to the CENts, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our other existing indebtedness is senior debt (including, as of March 31, 2008, approximately $15,372 million of existing junior subordinated debentures issued in connection with trust preferred securities issued by our capital trusts other than those referred to above). See “Summary of Terms of CENts” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to JPMorgan Chase

During any period in which

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not, nor may we permit any of our subsidiaries to, make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the CENts, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we generally may not, nor may we permit any of our subsidiaries to, redeem or purchase any of our securities that rank junior to or pari passu with any securities sold pursuant to the alternative payment mechanism during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the CENts permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the CENts upon our liquidation (including the existing parity obligations, “parity securities”) so long as any such payment is made pro rata with the amounts due on all outstanding parity securities (including the CENts), subject to the limitations described in the last paragraph under “Summary of Terms of CENts—Alternative Payment Mechanism” to the extent that they apply. They also permit us to make any payment of deferred interest on existing parity obligations that, if not made, would cause us to breach the terms of the instrument governing such existing parity obligations.

Redemption of CENts

We may elect to redeem any or all of the CENts on any interest payment date on or after                     , 2013 at their principal amount plus accrued and unpaid interest thereon through the date of redemption. In addition, we may elect to redeem all, but not less than all, of the CENts at any time at (i) their principal amount plus accrued and unpaid interest if certain changes occur relating to the tax treatment or capital treatment of the capital securities or (ii) a make-whole redemption price plus accrued and unpaid interest if certain changes occur relating to the rating agency treatment of the capital securities. For a description of the changes that would permit such a redemption prior to                     , 2013 and the make-whole redemption price, see “Summary of Terms of CENts—Redemption” below.

Any redemption of the CENts will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, the Federal Reserve’s approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date since, in this case, the redemption is not an early redemption but is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

Events of Default

The following events are events of default with respect to the CENts:

•

default in the payment of any interest, including compounded interest, in full on the CENts for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	default in the payment of the principal of the CENts when due whether on the final repayment date, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of CENts, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the CENts immediately due and payable.

If an event of default with respect to the CENts has occurred, the issuer will be dissolved and the CENts will be distributed to the holders of the capital securities and common securities.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of our subsidiary, JPMorgan Chase Bank, National Association) that the CENts and capital securities will not be repaid, redeemed or purchased by us or the issuer on or before                     , 2058, unless (i) in the case of a redemption or purchase prior to the scheduled maturity date we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (ii) (a) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of certain replacement capital securities and the market value of common stock that we have delivered as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of certain securities during the relevant measurement period, or (b) the CENts or capital securities are exchanged for consideration that includes a specified amount of replacement capital securities. If an event of default resulting in the acceleration of the CENts occurs, JPMorgan Chase will not have to comply with the replacement capital covenant. For purposes of the replacement capital covenant, the term “repay” includes the defeasance by us of the CENts as well as the satisfaction and discharge of our obligations under the indenture with respect to the CENts. Certain provisions of the replacement capital covenant are described under “Replacement Capital Covenant” below.

JPMorgan Chase’s covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the capital securities or the CENts. The initial series of indebtedness benefiting from our replacement capital covenant is our 5.875% Junior Subordinated Deferrable Interest Debentures, Series O, due 2035.

Guarantee by JPMorgan Chase

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the issuer has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the CENts or if we elect to defer payment of interest on the CENts.

As issuer of the CENts, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Tax Treatment

In connection with the issuance of the CENts, Simpson Thacher & Bartlett LLP, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the CENts will be characterized as indebtedness for United States federal income tax purposes. The capital securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the capital securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. By purchasing the capital securities, each holder of the capital securities agrees, and JPMorgan Chase and the issuer agree, to treat the CENts as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Certain ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans subject to Section 4975 of the Internal Revenue Code (the “Code”) and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities (or CENts) will not violate any Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or Similar Laws of any investment in the capital securities. See “Certain ERISA Matters” in the attached prospectus.

RISK FACTORS

Your investment in the capital securities will involve certain risks. You should carefully consider the following discussion of risks and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2007, before deciding whether an investment in the capital securities is suitable for you.

Risks related to the proposed merger with Bear Stearns

On March 16, 2008, we announced that we had entered into a merger agreement with The Bear Stearns Companies Inc. (“Bear Stearns”). On March 24, 2008, we entered into, among other things, an amendment to the merger agreement (as amended, the “Merger Agreement”). Also on March 24, 2008, in connection with the Merger Agreement, we entered into a share exchange agreement with Bear Stearns, pursuant to which we subsequently acquired, on April 8, 2008, 95 million shares of Bear Stearns common stock. The following risk factors concerning the proposed merger and related transactions with Bear Stearns should be considered by investors:

If the merger is not consummated, we would nevertheless continue to have exposure as a result of our guaranties of certain Bear Stearns liabilities.

In connection with the Merger Agreement, we entered into an operating guaranty dated March 16, 2008, as amended and restated March 24, 2008, pursuant to which we have guarantied liabilities of Bear Stearns and certain of its subsidiaries, arising under revolving and term loans, letters of credit, contracts associated with Bear Stearns’ trading business and obligations to deliver cash, securities or other property to customers pursuant to customary custody arrangements. On March 24, 2008, we also entered into a separate guaranty in favor of the Federal Reserve Bank of New York (the “New York Fed”) guarantying certain obligations of Bear Stearns and its subsidiaries to the New York Fed. As of March 24, 2008, Bear Stearns had virtually no available cash and insufficient unencumbered assets to secure funding in the credit markets from any source other than us and the New York Fed. As of the close of business on Friday, March 21, 2008, Bear Stearns had outstanding borrowings of approximately $32.5 billion from the New York Fed, had borrowed approximately $3.7 billion from us through repurchase agreements and had borrowed approximately an additional $9.7 billion from us. In addition, Bear Stearns has been engaging in continued business activities, albeit at reduced levels since the merger announcement. As such, Bear Stearns has incurred operating liabilities for which we are a guarantor. It is not possible to quantify the amount of those liabilities, as they are subject to constant change. There is no assurance any of the borrowings or obligations of Bear Stearns that are covered by our guaranties will not increase over time, and such amounts could have a negative impact on our financial results.

Currently, there is a case pending in New York court that asserts various claims against Bear Stearns and us, including breach of Delaware law and fiduciary duty, and which seeks, among other things, (i) to enjoin the proposed merger, (ii) to enjoin us from voting the 95 million shares acquired pursuant to the share exchange agreement, (iii) other injunctive relief and (iv) an unspecified amount of compensatory damages.

If Bear Stearns’ stockholders fail to approve the merger, then either party may terminate the Merger Agreement 120 days following such failure. In the event of such termination, or upon any other termination of the Merger Agreement, the merger would not be consummated, and the operating guaranty would terminate in accordance with its terms for any liabilities or obligations arising thereafter. Nevertheless, other than following a termination due to a change in recommendation by the board of directors of Bear Stearns prompted by a competing transaction proposal, our guaranty of obligations up to that date would remain in effect. In addition, if the merger agreement were terminated, we would have the right to terminate our guaranty of Bear Stearns’ borrowings from the New York Fed. If either or both of these actions were to occur, Bear Stearns would most likely be unable to finance its operations. In addition, absent the operating guaranty, Bear Stearns would face the increased risk of rapid loss of clients and counterparties. The lack of liquidity and the loss of clients and counterparties would seriously jeopardize Bear Stearns’ financial viability, which would raise substantial doubt as to its ability to continue as a going concern. Accordingly, Bear Stearns could be forced to file for bankruptcy protection and to liquidate its assets, and creditors could look to us as guarantor to satisfy Bear Stearns’ obligations covered by the operating guaranty. In a bankruptcy proceeding, the likelihood of our recovering all of the funds owed to us would be uncertain and this could have a negative impact on our financial condition and results of operations.

Even if the merger is consummated, we may fail to realize any benefits and may incur unanticipated losses related to Bear Stearns assets and liabilities that we are assuming pursuant to the merger.

In connection with the Merger Agreement, the New York Fed has agreed to provide us with $30 billion in funding secured by a pool of collateral consisting primarily of mortgage-related securities and other mortgage-related assets and related hedges. Of this $30 billion financing, we would bear the first $1 billion in losses associated with the collateral pool, and the remaining $29 billion will be non-recourse. There can be no assurance that we will not incur this $1 billion in losses.

Furthermore, we will assume all assets and liabilities of Bear Stearns and its subsidiaries (other than the $30 billion of assets subject to the funding being provided by the New York Fed). Given recent market volatility and uncertainty, there could be substantial risk associated with assuming the assets and liabilities of Bear Stearns that we will acquire as a result of the merger. Some of those assets could become non-performing or defaulting, requiring write-downs and additional reserves. As a result, we may experience increased credit costs or need to take markdowns on assets that could negatively affect our financial condition and results of operations.

If the merger is consummated, its success will depend, in part, on our ability to successfully combine our business with Bear Stearns’ business. To realize these anticipated benefits, after the completion of the merger we expect to integrate Bear Stearns’ business into our own. As with any merger of financial institutions, there may be business disruptions that cause Bear Stearns to lose customers or cause customers to remove their accounts from Bear Stearns’ and move their business to competing financial institutions. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect our ability to successfully conduct our business in the markets in which Bear Stearns now operates, which could have an adverse effect on our financial results. Integration efforts between the two companies will also divert management attention and resources. If we experience difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

In addition, immediately prior to entering into the Merger Agreement, Bear Stearns experienced a significant liquidity crisis during the end of the week of March 10, 2008, which seriously jeopardized its financial viability. As a result of this liquidity crisis and the events that followed, Bear Stearns’ earnings capacity has declined significantly. During and following the liquidity crisis, a substantial number of prime brokerage clients moved accounts to other clearing brokers. Customer margin balances at Bear Stearns were $66 billion at March 24, 2008, down 23% from $86 billion at November 30, 2007; customer shorts at March 24, 2008 were $66 billion down from $88 billion at the fiscal year end. Assets under management for Bear Stearns has declined to approximately $36 billion at March 24, 2008, down 20% from $45 billion at fiscal year end. As of April 14, 2008, equity and fixed income commission and sales activity had declined precipitously to more than 50% below the activity levels in 2007 and the first quarter of 2008.

Consequently, the Bear Stearns franchise has experienced substantial deterioration of its earnings capacity subsequent to its liquidity crisis, including continued deterioration in recent weeks. There is no assurance that customers and counterparties will return to doing business with Bear Stearns now that the operating guaranty is in place. If such customers and counterparties determine to conduct their business with financial institutions other than Bear Stearns, there is no assurance that, upon consummation of the merger, such former customers and counterparties will transfer their business from their then current financial institution to the combined company. Accordingly, the pro forma financial statements incorporated by reference herein should not be viewed as an indication of the results of the combined firm that would have occurred had the merger been effected at the beginning of the period presented therein, nor as an indication of financial results of operations of the combined company that may occur in the future.

Risks Related to the Capital Securities

Subordination of CENts and the Guarantee

Our obligations under the CENts and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. For purposes of this prospectus supplement, “senior debt” means all existing and future senior, subordinated and junior subordinated debt of JPMorgan Chase & Co. (except for the existing parity obligations and any future debt that by its terms is not superior in right of payment) and includes approximately $15,372 million of existing junior subordinated debentures issued in connection with trust preferred securities issued by our capital trusts as of March 31, 2008. The indenture does not limit the amount of senior debt that we may issue. The CENts will rank pari passu with our existing parity obligations and with any future debt that by its terms does not rank senior upon our liquidation to the CENts and with our trade creditors.

This means that we may not make any payments on the CENts or under the guarantee if we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt, or there shall exist any event of default on any senior debt that triggers the acceleration of any senior debt. In addition, the terms of certain of our outstanding junior subordinated debentures prohibit us from making any payment of interest on the CENts or guarantee and from repaying, redeeming or purchasing any CENts if we are aware of any event that would be an event of default under the indenture governing our outstanding junior subordinated debentures or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the CENts or under the guarantee.

Interest Payments on Parity Securities Payable during Deferral Periods

Substantially all our existing debt other than the existing parity obligations is senior debt. During a deferral period, we may be required to make payments of interest on parity securities that we may issue in the future that are not made pro rata with payments of interest on the CENts or other parity securities. Failure to make these payments could cause us to breach the terms of the instruments governing such parity securities. The terms of the CENts permit us during a deferral period to make any payment of current or deferred interest on parity securities that is made pro rata with amounts due on the CENts, subject to the limitations described in the last paragraph under “Summary of Terms of CENts—Alternative Payment Mechanism” to the extent that it applies. They also permit us to make any payment of deferred interest on existing parity obligations that, if not made, would cause us to breach the terms of the instrument governing such existing parity obligations. The terms of the indenture, the guarantee and the trust agreement with respect to the issuer and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt, or to issue parity securities.

Status of JPMorgan Chase as a Holding Company

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, our ability to make payments on the CENts and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the CENts and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of JPMorgan Chase as the source of payment for the CENts and the guarantee.

Restrictions on Ability to Make Distributions on or Redeem the Capital Securities

Federal banking authorities will have the right to examine the issuer and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the issuer would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the issuer’s ability to make distributions on or to redeem the capital securities.

Dependence on JPMorgan Chase’s Payments on CENts; Limitations under the Guarantee

The issuer’s ability to make timely distribution and redemption payments on the capital securities is solely dependent on our making the corresponding payments on the CENts. In addition, the guarantee only guarantees that we will make distribution and redemption payments if the issuer has funds available to make the payments but fails to do so.

If the issuer defaults on its payment obligations under the capital securities because we have failed to make the corresponding payments under the CENts, you will not be able to rely upon the guarantee for payment. Instead, you may institute a legal proceeding directly against JPMorgan Chase for enforcement of our payment obligations under the indenture and the CENts.

Obligation to Repay on the Scheduled Maturity Date Subject to Issuance of Qualifying Capital Securities

Our obligation to repay the CENts on the scheduled maturity date of                     , 2048 is limited. We are required to repay the CENts on the scheduled maturity date only to the extent of the applicable percentage of the net cash proceeds that we have raised from the issuance of certain non-convertible qualifying capital securities within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of such qualifying capital securities to permit repayment of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the CENts, (iii) an event of default occurs or (iv) the final repayment date for the CENts on                     , 2078. Our ability to raise proceeds in connection with this obligation to repay the CENts will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net cash proceeds from the issuance of such qualifying capital securities to repay the CENts during the 180-day period referred to above and from month to month thereafter until the CENts are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until                     , 2078, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. In addition, our existing parity obligations contain comparable repayment provisions but have earlier scheduled maturity dates. Accordingly, if these existing parity obligations are outstanding on the scheduled maturity date of the CENts, we will be required to repay them in connection with the issuance of such qualifying capital securities before repaying the CENts.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, or in certain limited cases holders of a designated series of indebtedness of JPMorgan Chase Bank, National Association, pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or purchase CENts or capital securities on or before                     , 2058 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, REIT preferred securities, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of CENts that we may repay, redeem or purchase may be based on the net cash proceeds from certain issuances of replacement capital securities other than non-convertible qualifying capital securities and the market value of common stock that we have delivered as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of certain securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the CENts in connection with an issuance of non-convertible qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay, redeem or purchase the CENts other than non-convertible qualifying capital securities, or issue any securities other than non-convertible qualifying capital securities in connection with the foregoing obligations or to repay the CENts on the scheduled maturity date or at any time thereafter if we do issue such other securities. See “Replacement Capital Covenant.”

Interest Deferral for 10 Years without Event of Default

We have the right to defer interest on the CENts for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after the earlier of (i) the fifth anniversary of the commencement of a deferral period and (ii) a payment of current interest on the CENts, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the CENts for a period of up to 10 consecutive years without causing an event of default. Holders of capital securities will receive no or limited current income on the capital securities and, so long as we are otherwise in compliance with our obligations, will have no remedies against the issuer or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) within 30 days of the end of the 10-year deferral period.

Alternative Payment Mechanism, Source of Deferred Interest Payments and Market Disruption Events

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the CENts (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying warrants up to the share cap or qualifying preferred stock up to the preferred stock issuance cap (each as defined under “Summary of Terms of CENts—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. The “preferred stock issuance cap” limits the issuance of qualifying preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, equals 25% of the aggregate principal amount of the CENts initially issued. The indenture limits our obligation to raise proceeds from the sale of qualifying warrants to pay deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon) prior to the fifth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “warrant issuance cap.” Once we reach the warrant issuance cap for a deferral period, we will no longer be obligated to sell qualifying warrants to pay deferred interest during such deferral period. If a deferral period extends beyond the fifth anniversary of its commencement, we will no longer be subject to the warrant issuance cap and must issue qualifying warrants pursuant to the alternative payment mechanism, subject to a market disruption event and the share cap, and apply the eligible proceeds to pay deferred interest (and compounded interest) on the CENts.

The occurrence of a market disruption event may prevent or delay a sale of qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority for the issuance of qualifying warrants and qualifying preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying warrants and qualifying preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient number of qualifying warrants or amount of qualifying preferred stock to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the issuer and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying warrants and qualifying preferred stock and available for payment of the deferred interest and distributions shall be applied to the CENts and certain other parity securities on a pro rata basis up to the warrant issuance cap, the share cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amount that are due on the CENts and such parity securities, or on such other basis as the Federal Reserve may approve. The existing parity obligations would also obligate us to sell qualifying warrants or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of CENts—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Federal Reserve Notification and Alternative Payment Mechanism

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves either our sale of qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying warrants or qualifying preferred stock and apply the proceeds to pay deferred interest.

Limit on Number of Shares Subject to Qualifying Warrants That May Be Sold

The indenture limits the amount of shares subject to qualifying warrants that we are permitted to sell to pay deferred interest to the then current share cap amount. See “Summary of Terms of CENts—Alternative Payment Mechanism” below. If the number of shares subject to qualifying warrants that we need to sell in order to pay deferred interest in full exceeds the share cap amount, we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism, and we further must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. However, we cannot guarantee that we will be able to increase the share cap or set the terms of the qualifying warrants in such a manner so as to raise sufficient proceeds to pay all such deferred interest.

Potential Adverse Market Price and Tax Consequences of Deferral of Interest Payments

We currently do not intend to exercise our right to defer payments of interest on the CENts. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the CENts, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the CENts and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the issuer if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would have been paid absent such deferral.

If we do defer interest payments on the CENts, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the CENts, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Tax Consequences of Dissolution of Issuer

We may dissolve the issuer at any time. In addition, the issuer will be dissolved if an event of default with respect to the CENts occurs. Upon dissolution of the issuer, CENts may be distributed to the holders of the capital securities, as described under “Description of the Preferred Securities—Redemption or Exchange” in the attached prospectus. Under current U.S. federal income tax law, and assuming, as expected, that the issuer is treated as a grantor trust, such a distribution of CENts to you should not be a taxable event. However, if the issuer is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the CENts to you may be a taxable event.

Capital Securities May be Redeemed on any Interest Payment Date

We may redeem the CENts on any interest payment date on or after                     , 2013 or at any time upon the occurrence of certain changes in the tax, rating agency or regulatory capital treatment of the capital securities. That redemption would cause a mandatory redemption of the capital securities. An IRS pronouncement or threatened challenge affecting the tax treatment of the CENts could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the CENts and changes or proposed changes in the treatment of the CENts for Federal Reserve capital adequacy purposes could result in the CENts being redeemed earlier than would otherwise be the case. See “Summary of Terms of CENts—Redemption” for a further description of these events.

If the capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of CENts—Redemption” below.

Claim Limitations upon Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any CENts, whether voluntary or not, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of CENts is deemed to agree that, to the extent the claim for such deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Limited Rights of Acceleration

The remedies for any breach of our obligations under the alternative payment mechanism, including the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise sufficient net cash proceeds from the issuance of qualifying capital securities to permit the repayment of the CENts on or after the scheduled maturity date, are limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Limited Voting Rights

As a holder of capital securities, you will have limited voting rights. You will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by JPMorgan Chase. However, if an event of default occurs with respect to the CENts, the issuer will be dissolved and the CENts will be distributed to the holders of the capital securities and common securities and you will have voting rights as holders of the CENts.

Changes in Demand for Capital Securities

Neither we nor the issuer can assure you as to the market prices for the capital securities or the CENts that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the CENts, demand for the CENts may be greater or less than demand for the capital securities.

Trading Characteristics of Capital Securities

We intend to apply to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. The underwriters for this offering have advised us that they intend to make a market in the capital securities prior to the date the capital securities begin trading on the New York Stock Exchange. However, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the CENts as indebtedness for United States federal income tax purposes, and if the CENTs were recharacterized as equity of JPMorgan Chase, payments on the CENts to non-United States holders would generally be subject to the United States federal withholding tax

The capital securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the capital securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the CENts as indebtedness for United States federal income tax purposes. If, contrary to the opinion of JPMorgan Chase’s tax counsel, the CENts were recharacterized as equity of JPMorgan Chase, payments on the CENts to non-United States holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate). See “Certain United States Federal Income Tax Consequences.”

JPMORGAN CHASE CAPITAL XXVI

The issuer is a statutory trust created under Delaware law in 2007. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Issuers” in the attached prospectus. The issuer will be governed by the trust agreement to be signed by JPMorgan Chase, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named in the trust agreement. The issuer will have a term of approximately 70 years.

The issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

JPMORGAN CHASE & CO.

JPMorgan Chase, a financial holding company incorporated under the laws of the State of Delaware in 1968, is a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.6 trillion in assets, $125.6 billion in stockholders’ equity as of March 31, 2008 and operations worldwide.

The bank and non-bank subsidiaries of JPMorgan Chase operate in the United States as well as through overseas branches and subsidiaries, representative offices and affiliated banks. JPMorgan Chase depends on the dividends, distributions and other payments from its subsidiaries to funds its operations.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of the credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

JPMorgan Chase’s activities are organized, for management reporting purposes, into six business segments and a Corporate segment. A description of these segments and the products and services they provide to their respective client bases, follows.

Investment Bank

JPMorgan is one of the world’s leading investment banks, with deep client relationships and broad product capabilities. The Investment Bank’s clients are corporations, financial institutions, governments and institutional investors. The Firm offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, market-making in cash securities and derivative instruments and research. The Investment Bank (“IB”) also commits the Firm’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services (“RFS”), which includes the Regional Banking, Mortgage Banking and Auto Finance reporting segments, serves consumers and businesses through bank branches, ATMs, online banking and telephone banking. Customers can use more than 3,100 bank branches, 9,100 ATMs and 290 mortgage offices. More than 13,700 branch salespeople assist customers with checking and savings accounts, mortgages, home equity and business loans and investments across the 17-state footprint from New York to Arizona. Consumers also can obtain loans through more than 14,500 auto dealerships and 5,200 schools and universities nationwide.

Card Services

With more than 156 million cards in circulation and more than $150 billion in managed loans, Card Services (“CS”) is one of the nation’s largest credit card issuers. Customers used Chase cards to meet more than $85 billion worth of their spending needs in the three months ended March 31, 2008.

With hundreds of partnerships, Chase has a market leadership position in building loyalty programs with many of the world’s most respected brands.

Chase Paymentech Solutions, LLC, a joint venture between JPMorgan Chase and First Data Corporation, is a processor of MasterCard and Visa payments, which handled more than 5 billion transactions in the three months ended March 31, 2008.

Commercial Banking

Commercial Banking (“CB”) serves more than 30,000 clients nationally, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenue generally ranging from $10 million to $2 billion. CB delivers extensive industry knowledge, local expertise and a dedicated service model. In partnership with the Firm’s other businesses, it provides comprehensive solutions including lending, treasury services, investment banking and asset management to meet its clients’ domestic and international financial needs.

Treasury & Securities Services

Treasury & Securities Services (“TSS”) is a global leader in transaction, investment and information services. TSS is one of the world’s largest cash management providers and a leading global custodian. Treasury Services (“TS”) provides cash management, trade, wholesale card and liquidity products and services to small and mid-sized companies, multinational corporations, financial institutions and government entities. TS partners with the Commercial Banking, Retail Financial Services and Asset Management businesses to serve clients firmwide. As a result, certain TS revenue is included in other segments’ results. Worldwide Securities Services (“WSS”) holds, values, clears and services securities, cash and alternative investments for investors and broker-dealers, and manages depositary receipt programs globally.

Asset Management

With assets under supervision of $1.6 trillion, Asset Management (“AM”) is a global leader in investment and wealth management. AM clients include institutions, retail investors and high-net-worth individuals in every major market throughout the world. AM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. AM also provides trust and estate and banking services to high-net-worth clients, and retirement services for corporations and individuals. The majority of AM’s client assets are in actively managed portfolios.

Corporate

The Corporate Sector is comprised of Private Equity, Treasury, corporate staff units and expenses that are centrally managed.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York New York 10017-2070, U.S.A. and its telephone number is (212) 270-6000.

Recent Developments

On March 16, 2008, we announced that we had entered into a merger agreement with Bear Stearns. On March 24, 2008, we entered into, among other things, an amendment to the Merger Agreement. Also on March 24, 2008, in connection with the Merger Agreement, we entered into a share exchange agreement with Bear Stearns, pursuant to which we subsequently acquired, on April 8, 2008, 95 million shares of Bear Stearns common stock. We strongly encourage you to learn more about our proposed merger with Bear Stearns by reviewing our filings with the SEC. Please see “Where You Can Find More Information About JPMorgan Chase” on page 7 of the attached prospectus for information about how to access those filings.

CAPITALIZATION

The following table sets forth the consolidated capitalization of JPMorgan Chase as of December 31, 2007 as adjusted to give effect to this offering of the CENts and the capital securities. You should also read our consolidated financial statements and the related notes, which are incorporated by reference.

	December 31, 2007
	Actual	As Adjusted
	(unaudited, in millions)
Total long-term debt	$183,862	$
CENts	—
Other Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities	15,148
Stockholders’ Equity
Preferred Stock	—
Common Stock	3,658
Capital Surplus	78,597
Retained Earnings	54,715
Accumulated Other Comprehensive Income (Loss)	(917)
Treasury Stock, At Cost	(12,832)

Total Stockholders’ Equity	123,221

Total Capitalization	$322,231	$

ACCOUNTING TREATMENT;

REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the CENts we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the CENts will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve Board adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the issuer and are a series of “preferred securities,” as described in the attached prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the preferred securities contained in the attached prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede information in the prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-146220) of which this prospectus supplement and the attached prospectus are a part (the “registration statement”).

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($25) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. On each distribution date, the issuer will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business. If capital securities are not in book-entry form, the record date will be the 15th day of the month prior to the month in which the relevant distribution date occurs.

The period beginning on and including                     , 2008 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of CENts—Option to Defer Interest Payments” below. If we exercise this right, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Alternative Payment Mechanism” below, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the CENts, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement and the attached prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem the CENts, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of CENts redeemed or repaid. Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date since, in this case, the redemption is not an early redemption but is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $25 liquidation amount, and the redemption price in the event of a redemption or repayment of CENts will equal the applicable redemption or repayment price attributed to $25 in principal amount of the CENts calculated as described under “Summary of Terms of CENts—Redemption” or “Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding except as otherwise provided under “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of CENts and not less than 10 nor more than 15 days’ notice prior to the date of any redemption of capital securities relating to the repayment of CENts.

See “Summary of Terms of CENts—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the CENts.

Liquidation of Issuer and Distribution of CENts to Holders

We may elect to dissolve the issuer at any time and, after satisfaction of the issuer’s liabilities, to cause the property trustee to distribute the CENts to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election. Furthermore, upon the occurrence of any event of default with respect to the CENts, the issuer will be dissolved and the CENts will be distributed to the holders of the capital securities and common securities. Such a dissolution and accompanying distribution of the CENts will not be subject to the approval of the Federal Reserve.

We anticipate that any distribution of CENts would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Under current United States federal income tax law, and assuming, as expected, the issuer is treated as a grantor trust, a distribution of CENts in exchange for the capital securities would not be a taxable event to you. If, however, the issuer were subject to United States federal income tax with respect to income accrued or received on the CENts, the distribution of the CENts by the issuer would be a taxable event to the issuer and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of CENts or Cash upon Liquidation of the Issuer” below.

Liquidation Value

Upon liquidation of the issuer, you would be entitled to receive $25 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of CENts, subject to specified exceptions. See “Description of the Preferred Securities—Liquidation Distribution upon Dissolution” in the attached prospectus.

Subordination of Common Securities

The issuer will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default under the indenture, the issuer will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Preferred Securities—Subordination of Common Securities” in the attached prospectus.

Events of Default under Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default (other than any event of default with respect to the CENts), see “Description of the Preferred Securities—Events of Default; Notice” in the attached prospectus.

If an event of default with respect to the CENts has occurred, the issuer will be dissolved and the CENts will be distributed to the holders of the capital securities and common securities. For a more complete description of remedies available upon the occurrence of an event of default with respect to the CENts, see “Summary of Terms of CENts—Events of Default” below, as well as “Description of the Junior Subordinated Debentures—Events of Default” and “Enforcement of Rights by Holders of Preferred Securities” in the attached prospectus.

Voting Rights; Amendment

Except as described in this section or under “Description of the Guarantees—Amendments” in the attached prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the capital securities, amend the trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a U.S. person and a grantor trust for U.S. federal income tax purposes. However, we may not amend the trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the capital securities.

We and the administrative trustees may also amend the trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the capital securities and common securities of the issuer, provided that the administrative trustees have obtained of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940, and that the granting or withholding of approval for the amendment would not cause the issuer to fail to be classified as a U.S. person for U.S. federal income tax purposes. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the capital securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of capital securities or common securities to institute suit to enforce payment.

For so long as any CENts are held by the property trustee, the trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate principal amount of the capital securities:

•

direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to the CENts;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the CENts is due; or

•	consent to any modification or termination of the indenture or the CENts.

However, in the case of any action that would require the consent of each affected holder of CENts under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding capital securities.

Prior to seeking the approval of the holders of the capital securities for any of the actions described in the two preceding paragraphs, the administrative trustees must, at our expense, obtain an opinion of counsel experienced in such matters to the effect that neither the granting or the withholding of such approvals by the holders of the capital securities nor the taking of such actions would cause the issuer to fail to be classified as a U.S. person or a grantor trust for U.S. federal income tax purposes. If the administrative trustees fail, after commercially reasonable efforts, to obtain such an opinion of counsel within 30 calendar days of any request by the property trustee or holders representing 25% of the outstanding capital securities (based on their liquidation amount), the trustees must not seek such approval and the issuer will be dissolved pursuant to the trust agreement.

Further Issues

The issuer has the right to issue additional capital securities in the future, including capital securities of this series. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry Issuance; Issuance of Certificated Capital Securities

The capital securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus. As described under that caption in the prospectus, you may elect to hold interests in the global preferred securities through DTC, either directly if you are a participant in DTC, or indirectly through organizations that are participants in DTC.

Listing of the Capital Securities

We intend to apply to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

SUMMARY OF TERMS OF CENts

We have summarized below certain terms of the CENts. This summary supplements the general description of the junior subordinated debentures contained in the attached prospectus. Any information regarding the CENts contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the issuer, each CENt will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The CENts will be a series of “junior subordinated debentures” under the indenture, as described in the attached prospectus. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the CENts, “senior debt” means the principal of, and premium and interest, if any, on debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of JPMorgan Chase, whether created, assumed or incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the CENts, and includes approximately $15,372 million of existing junior subordinated debentures or guarantees issued in connection with trust preferred securities issued by our capital trusts as of March 31, 2008. The CENts will rank pari passu with our existing parity obligations. Substantially all our other existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates

The CENts will bear interest from the date of issuance to, but excluding                     , 2013, or their earlier redemption at the rate of     % per annum. From and including                     , 2013 to their repayment or earlier redemption, the CENts will bear interest at a floating rate equal to three-month LIBOR plus a spread of     % per annum. JPMorgan Chase will pay that interest quarterly in arrears on                     ,                     ,                      and                      of each year, beginning on                     , 2008. We refer to these dates as “interest payment dates” and to the period beginning on and including                     , 2008 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” We will calculate interest for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. We will calculate interest for the Floating Rate Period on the basis of the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. In the event that any interest payment date during the Fixed Rate Period would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date during the Floating Rate Period would otherwise fall on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day and interest will accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the interest payment date will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

For the purposes of calculating interest due on the CENts during the Floating Rate Period:

•

“LIBOR” means, with respect to any interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on the Reuters Screen LIBOR01 Page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, LIBOR for that interest period will be the same as LIBOR as determined for the previous interest period or, in the case of the first interest period during the Floating Rate Period,         % per annum. The establishment of LIBOR for each interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York, or any other firm appointed by us, acting as calculation agent.

•	“LIBOR determination date” means the second London business day immediately preceding the first day of the relevant interest period.

•

“London business day” means any day other than a Saturday, Sunday or other day on which banking institutions in London, England are authorized or required by law or executive order to be or to remain closed.

•

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond                     , 2078 or the earlier repayment or redemption in full of the CENts.

Deferred interest on the CENts will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying warrants and qualifying preferred stock pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “Market Disruption Event” and “Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the CENts (and compounded interest thereon) prior to                 , 2078 from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying warrants or qualifying preferred stock, we may (but we are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the capital securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (and compounded interest thereon) on the CENts, we can again defer interest payments on the CENts as described above.

If the property trustee, on behalf of the issuer, is not the sole holder of the CENts, we will give the holders of the CENts and the indenture trustee written notice of our election of a deferral period at least one business day before the next interest payment date.

If we defer payments of interest on the CENts, the CENts will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any CENts remain outstanding, if

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any parity securities or any of our debt securities that rank junior upon our liquidation to the CENts; or

•	make any guarantee payments regarding any guarantee by us if the guarantee ranks junior to the CENts.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the guarantee made by us in respect of the capital securities;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or redeem or purchase any rights under any such plan;

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan;

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period;

•

make payments of current or deferred interest in respect of parity securities that are made pro rata in respect of the amounts due on such parity securities and the CENts, provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and make payments of deferred interest on existing parity obligations that, if not made, would cause us to breach the terms of the instrument governing such existing parity obligations; or

•

make payments of principal in respect of parity securities having an earlier scheduled maturity date than the CENts, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal,” and make payments in respect of parity securities having the same scheduled maturity date as the CENts, as required by such a provision, and that are made on a pro rata basis among one or more series of parity securities having such a provision and the CENts.

Certain of our outstanding junior subordinated debentures contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the CENts as well as any guarantee payments on the guarantee of the CENts if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, subject to the exceptions set forth above, we may not, nor may we permit any of our subsidiaries to, prior to the first anniversary of the date on which all deferred interest has been paid, purchase or acquire any securities ranking junior to or pari passu with any of our securities the proceeds of which were used to pay deferred interest pursuant to the alternative payment mechanism during the relevant deferral period. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “Option to Defer Interest Payments” above and to the exclusion described in this section and in “Market Disruption Events” below, if we defer interest on the CENts, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) and (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying warrants and qualifying preferred stock until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the CENts. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the CENts.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying warrants up to the share cap or qualifying preferred stock up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Qualifying warrants” means warrants for our common stock that:

•	have an exercise price greater than the “market value” of our common stock on their date of pricing; and

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

We intend to issue qualifying warrants with exercise prices at least 10% above the market value of our common stock on the date of issuance. The “market value” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not either listed or quoted on any U.S. securities exchange on that date, the “market value” will be the average of the mid-point of the bid and ask prices for our common stock on that date submitted by at least three nationally recognized independent investment banking firms selected for this purpose by our board of directors or a committee thereof.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to all of our other outstanding preferred stock and (ii) contains no remedies other than “permitted remedies” (as described under “Replacement Capital Covenant,” below) and either is (a) subject to “intent-based replacement disclosure” (as described under “Replacement Capital Covenant,” below) and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant” (as described under “Replacement Capital Covenant,” below).

Our rights and obligations under the alternative payment mechanism are subject to the following limitations:

•

Warrant issuance cap. We are not required to issue qualifying warrants to the extent that with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon), the net proceeds of any issuance of qualifying warrants applied during that deferral period to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”). We must use commercially reasonable efforts, subject to the share cap described below, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. Once we reach the warrant issuance cap for a deferral period, we will not be required to issue more qualifying warrants under the alternative payment mechanism during the first 5 years of that deferral period even if the amount referred to above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The warrant issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the preferred stock issuance cap. In addition, if the warrant issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the warrant issuance cap will cease to apply at the termination of that deferral period and will not apply again unless and until we start a new deferral period.

•

Preferred stock issuance cap. We are not permitted to issue qualifying preferred stock if the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the CENts initially issued under the indenture (the “preferred stock issuance cap”).

•

Share cap. We may not issue qualifying warrants pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts to the extent that the total number of shares of our common stock underlying those qualifying warrants, together with all qualifying warrants previously issued pursuant to the alternative payment mechanism for such purpose, exceeds 135 million shares

(subject to customary anti-dilution adjustments) (the “share cap”). If the issuer issues additional capital securities, the share cap will be increased proportionately to the number of such additional capital securities. The share cap will apply so long as the CENts remain outstanding, but we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism. Even if we have not reached the warrant issuance cap, we may not issue qualifying warrants pursuant to the alternative payment mechanism after we have reached the share cap.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the subordinated indenture and the capital securities will be limited in such circumstances as described under “Risk Factors—Limited Rights of Acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the warrant issuance cap, the share cap and the preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the CENts. If we have outstanding parity securities under which we are obligated to sell qualifying warrants or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those other parity securities on a pro rata basis up to the warrant issuance caps, the share caps or the preferred stock issuance caps for each series of parity securities, as the case may be (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts of accrued and unpaid interest that are due on the CENts and such parity securities at such time, or on such other basis as the Federal Reserve may approve. The existing parity obligations obligate us to sell qualifying warrants or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (and in our common stock or qualifying preferred stock specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in our common stock or preferred stock, or the issuance and sale of our qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be;

•

we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “Repayment of

Principal” below, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in our common stock or preferred stock, or the issuance and sale of our qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in our common stock or preferred stock, or the issuance and sale of our qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in our common stock or preferred stock, or the issuance and sale of our qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in our common stock or preferred stock, or the issuance and sale of our qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying warrants or qualifying preferred stock or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

we reasonably believe that the offering document for the offer and the sale of qualifying warrants, qualifying preferred stock or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying warrants or qualifying preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on                     , 2048, subject to the limitations described below. We refer to                     , 2048, as the “scheduled maturity date” of the CENts. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the CENts on the scheduled maturity date is limited. The indenture requires that we repay the CENts on the scheduled maturity date to the extent of the “applicable percentage” of the net cash proceeds we have received from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, that are not convertible into or exchangeable for our common stock (“non-convertible qualifying capital securities”) during a 180-day period ending on a notice date not more than 15 and not less than 10 days prior to the scheduled maturity date. If we have not sold sufficient non-convertible qualifying capital securities to permit repayment of the entire principal amount of the CENts on the scheduled maturity date and have not otherwise optionally redeemed the CENts, the unpaid amount will remain outstanding. Moreover, we may only pay deferred interest on the CENts out of the net proceeds from the sale of qualifying warrants and qualifying preferred stock, subject to the exceptions set forth under “—Alternative Payment Mechanism.” We will be required to repay the unpaid principal amount of the CENts on each subsequent interest payment date to the extent of the applicable percentage of the net cash proceeds we receive from any subsequent issuance of non-convertible qualifying capital securities or upon the earliest to occur of the redemption of the CENts, an event of default that results in the acceleration of the CENts or                     , 2078, which is the “final repayment date” for the CENts. Our right to redeem, repay or purchase CENts or capital securities prior to                     , 2058 is subject to our covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net cash proceeds from the issuance of non-convertible qualifying capital securities during the 180-day period referred to above to permit repayment of the CENts in full on this date in accordance with the above requirement. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds from the sale of non-convertible qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter until the CENts are paid or redeemed in full, an event of default that results in acceleration of the CENts occurs or the final repayment date. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of CENts that we may repay or redeem at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of replacement capital securities other than non-convertible qualifying capital securities and the market value of common stock that we have delivered as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of certain securities, we are not required under the indenture to use commercially reasonable efforts to issue any securities other than non-convertible qualifying capital securities in connection with the above obligation.

We will deliver to the indenture trustee and the holders of the CENts a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If any CENts are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the CENts or the capital securities. However, with respect to non-convertible qualifying capital securities, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of such qualifying capital securities that it may include for purposes of determining whether or to what extent the repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the CENts have been distributed by the issuer, a majority by principal amount of the CENts.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts.

“Commercially reasonable efforts” to sell our non-convertible qualifying capital securities means commercially reasonable efforts to complete the offer and sale of such qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of such qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell non-convertible qualifying capital securities to permit repayment of the CENts if we provide written certification to the issuer (which the issuer will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to sell sufficient non-convertible qualifying capital securities during the rest of that period to permit repayment of the CENts in full.

Payments in respect of the CENts on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the CENts; provided that if we are obligated to sell qualifying capital securities and make payments of principal on any outstanding parity securities in addition to the CENts in respect thereof, then on any date and for any period, such payments will be made on those other securities having an earlier scheduled maturity date than the CENts, such as the existing parity obligations, and then on the CENts and those other parity securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other parity securities having a later scheduled maturity date until the principal of the CENts has been paid in full, except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism.” If the applicable percentage of net cash proceeds we have raised from the sale of non-convertible qualifying capital securities during the relevant 180-day or 30-day period is less than $5 million, we will not be required to repay any CENts on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which the applicable percentage of the net cash proceeds we have raised is at least $5 million during the 180-day period preceding the applicable notice date (or, if shorter, the period since we last repaid any principal amount of CENts), we will be required to repay a principal amount of the CENts equal to the applicable percentage of the entire net cash proceeds from the sale of such qualifying capital securities during such 180-day (or shorter) period.

The entire principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on                     , 2078, which is the “final repayment date” for the CENts, regardless of the amount of qualifying capital securities or qualifying APM securities we have issued and sold by that time.

Our existing parity obligations contain comparable repayment provisions and have earlier scheduled maturity dates. Accordingly, to the extent they are outstanding on the scheduled maturity date of the CENts, we will be required to apply the proceeds of any qualifying capital securities to the repayment of the existing parity obligations before repaying the CENts.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of CENts, by that holder’s acceptance of the CENts, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its CENts, that holder of CENts will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism; provided that each holder of CENts is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Distribution of CENts

As described above, the CENts may be distributed in exchange for the capital securities upon dissolution and liquidation of the issuer, after satisfaction of the issuer’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Liquidation of Issuer and Distribution of CENts to Holders” above.

If the CENts are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the CENts will be substantially identical to those in effect for the capital securities. See “Global Preferred Securities; Book-Entry Issuance” in the attached prospectus.

Redemption

The CENts:

•	are repayable on the scheduled maturity date or thereafter as described under “Repayment of the Principal” above;

•	are redeemable, in whole or in part, at our option on any interest payment date on or after , 2013 at their principal amount plus accrued and unpaid interest through the date of redemption;

•

are redeemable, in whole but not in part, at any time after a “tax event,” a “rating agency event” or a “capital treatment event” as defined below, at their principal amount (or, in the case of a redemption after a “rating agency event, ” a “make-whole redemption price”) plus accrued and unpaid interest through the date of redemption; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of CENts will be subject to the restrictions described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the repayment of the CENts on or after the scheduled maturity date as described under “—Repayment of Principal” above, because such repayment is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

For purposes of the above, a “tax event” means that JPMorgan Chase has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in connection with an audit of us, the issuer or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts or the capital securities;

there is more than an insubstantial risk that:

•	the issuer is, or will be, subject to United States federal income tax with respect to income received or accrued on the CENts;

•	interest payable by us on the CENts is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the issuer is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, a “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934 that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the CENts, which amendment, clarification or change results in:

•

the shortening of the length of time the CENts are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the CENts by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

The “make-whole redemption price” in the event of a redemption after a rating agency event will equal the greater of (1) 100% of the principal amount of the CENts being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal (discounted from                     , 2013) and interest that would have been payable to and including                     , 2013 (discounted from their respective interest payment dates) on the CENts being redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus       %.

For the purposes of clause (2):

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes, and Bills,” as determined by the treasury dealer, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•

“treasury dealer” means The Bank of New York (or its successor) or, if The Bank of New York (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

For purposes of the above, “capital treatment event” means the reasonable determination by JPMorgan Chase that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after date hereof;

there is more than an insubstantial risk that JPMorgan Chase will not be entitled to treat an amount equal to the liquidation amount of the capital securities as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, as then in effect. See “Accounting Treatment; Regulatory Capital” above.

Events of Default

The indenture provides that any one or more of the following events with respect to the CENts that has occurred and is continuing constitutes an event of default:

•

default in the payment of interest, including compounded interest, in full on any CENt for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	default in the payment of the principal of the CENts when due whether on the final repayment date, upon redemption or otherwise; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of CENts, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the CENts immediately payable.

If any event of default with respect to the CENts has occurred, the issuer will be dissolved and the CENts will be distributed to the holders of the capital securities and common securities.

In cases specified in the indenture, the holders of a majority in principal amount of the CENts or the holders of a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the CENts, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

We will not enter into any supplemental indenture with the indenture trustee to add any additional event of default with respect to the CENts without the consent of the holders of at least a majority in aggregate outstanding principal amount of the CENts.

The holders of a majority of the aggregate outstanding principal amount of the CENts have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to the CENts.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

At or around the time of issuance of the capital securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of our subsidiary, JPMorgan Chase Bank, National Association) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, all or any part of the CENts or the capital securities on or before                     , 2058, unless (a) in the case of a redemption or purchase prior to the scheduled maturity date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (b) either:

•	the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

•

the applicable percentage of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities”; plus

•

the applicable percentage of the market value of any common stock that we or any of our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency;

in each case to persons other than JPMorgan Chase and its subsidiaries within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); or

•

the CENts or capital securities are exchanged for consideration that includes an aggregate principal amount or liquidation preference (or, in the case of common stock, market value) of replacement capital securities equal to at least 1 divided by the applicable percentage (expressed as a percentage) of the aggregate principal amount of the CENts or capital securities being exchanged; provided that such consideration is issued or delivered in exchange for the CENts or capital securities no later than the CENts or capital securities are redeemed or purchased by us or any of our subsidiaries;

provided that the foregoing restrictions shall not apply to (i) the purchase of the CENts or capital securities or any portion thereof in connection with the distribution thereof or market-making or other secondary-market activities or (ii) to any distribution of the CENts to holders of the capital securities upon a dissolution of the issuer. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes our defeasance of the CENts as well as the satisfaction and discharge of our obligations under the indenture with respect to the CENts.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the CENts occurs.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means:

•	with respect to common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans):

•	133.33% prior to , 2028,

•	200% on or after , 2028 and prior to , 2048, and

•	400% on or after , 2048;

•

with respect to debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities and qualifying capital securities described under clause (1) of the definition of that term:

•	100% prior to , 2028,

•	150% on or after , 2028 and prior to , 2048, and

•	300% on or after , 2048;

•	with respect to qualifying capital securities described under clause (2) of the definition of that term:

•	100% prior to , 2048, and

•	200% on or after , 2048; and

•	with respect to qualifying capital securities described under clause (3) of the definition of that term, 100%.

“Common stock” means our common stock (including treasury shares of common stock and shares of common stock issued pursuant to our dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

•

gives the holder a beneficial interest in (i) a stock purchase contract for common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (ii), subject to customary anti-dilution adjustments and (ii) our subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contracts;

•

provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by our exercising our remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

•

gives the holder a beneficial interest in (i) our or one of our subsidiaries’ (in this definition, the “issuer”) subordinated debt securities that include a provision permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than permitted remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in our qualifying preferred stock;

•

provides that the holders directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first distribution date that is at least 5 years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity”;

•

provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that we will settle the stock purchase contracts by exercising our rights as a secured creditor with respect to our subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity”;

•

includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities”; and

•	after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of CENts or capital securities on or prior to the scheduled maturity date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of CENts or capital securities after the scheduled maturity date, the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding such date, the issuer issued replacement capital securities to third parties but no repayment, redemption or purchase was made in connection therewith, the date upon which such 90-day (or shorter) period began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to CENts or capital securities or on which we repurchase, or any subsidiary purchases, any CENt or capital security, the period beginning on the measurement date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. No two measurement periods under the replacement capital covenant can run concurrently with each other.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or REIT preferred securities) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1)	in connection with any repayment, redemption or purchase of CENts or capital securities prior to , 2028,

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) either:

•	(x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	“qualifying preferred stock”; or

(2)	in connection with any repayment, redemption or purchase of CENts or capital securities on or after , 2028 and prior to , 2048,

•	all securities described in clause (1) in this definition;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either:

•	are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision” or

•	(x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either:

•	(i) have a “no payment provision” or are “non-cumulative” and (ii) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•

securities issued by us or our subsidiaries that (a) rank senior to the CENts and securities that are pari passu with the CENts but junior to all of our other debt securities (other than (i) the CENts and securities that are pari passu with the CENts and (ii) securities that are pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

•

preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”;

(3)	in connection with any repayment, redemption or purchase of CENts or capital securities on or after , 2048,

•	all securities described in clause (1) or (2) in this definition;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have an “optional deferral provision” and (c) either:

•	have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years and are subject to a “qualifying replacement capital covenant”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least

40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•

securities issued by us or our subsidiaries that (a) rank senior to the CENts and securities that are pari passu with the CENts but junior to all of our other debt securities (other than (i) the CENts and securities that are pari passu with the CENts and (ii) securities that are pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•

have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

“REIT preferred securities” means non-cumulative perpetual preferred stock of a JPMorgan Chase subsidiary that we hold through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for our non-cumulative perpetual preferred stock and that satisfies the following requirements:

•

such non-cumulative perpetual preferred stock and the related non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•

such non-cumulative perpetual preferred stock must be exchangeable automatically into our non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•

if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•

our non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock issued as part of such transaction ranks pari passu with or junior to our other preferred stock; and

•	such “REIT preferred securities” and non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting us, in our sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such “APM qualifying securities”) that we have received during the 180 days prior to the related distribution date from the issuance of “APM qualifying securities,” up to the “preferred cap” (as defined below) in the case of “APM qualifying securities” that are “qualifying preferred stock” or “mandatorily convertible preferred stock”;

•

may permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

•

if deferral of distributions continues for more than one year (or such shorter period as provided for in the terms of such “qualifying capital securities”), require us and our subsidiaries not to redeem or purchase any of our securities ranking junior to or pari passu with any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”), other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

•	purchases of such securities by our subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;

•

purchases, redemptions or other acquisitions of shares of our common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy our common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

•

notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves our sale of “APM qualifying securities” or the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to pay deferred distributions from any source or, if the Federal Reserve does not disapprove our issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”)

permit us to use such proceeds for other purposes and to continue to defer distributions, without a breach of our obligations under the transaction documents;

•

limit our obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first 5 years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first 5 years of such deferral period, to:

•	to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of our market capitalization; or

•

to a number of shares of common stock and shares purchasable upon exercise of “qualifying warrants,” in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock as of the date of our most recent publicly available consolidated financial statements (the “common cap”); and

•

limit our right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock” issued pursuant to the alternative payment mechanism, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than preferred stock, include a “bankruptcy claim limitation provision”;

•

may include a provision that, notwithstanding the common cap and the preferred cap, for purposes of paying deferred distributions, limits our ability to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a “share cap”), subject to our agreement to use commercially reasonable efforts to increase the share cap amount from time to time to a number of shares that would allow us to satisfy our obligations to pay deferred distributions; and

•

permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” the “share cap” and the “preferred cap,” as applicable; and

•

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” the “share cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision,” as applicable):

•	common stock,

•	qualifying warrants,

•	mandatorily convertible preferred stock or

•	qualifying preferred stock,

provided (and it being understood) that:

•	if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” include both common stock and qualifying warrants,

•	such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, us to issue qualifying warrants; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “APM qualifying securities” to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes;

•	if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” include “mandatorily convertible preferred stock,”

•	such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, us to issue mandatorily convertible preferred stock; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “APM qualifying securities” to eliminate “mandatorily convertible preferred stock” from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism,” or (ii) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•

in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•

in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) the amount of interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatory convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the claim for such deferred amount exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Securities Exchange Act of 1934 prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries will redeem or purchase such securities only with the proceeds of securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or repurchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

either (x) require the issuer of such securities to make payment of distributions on such securities only pursuant to the sale of “APM qualifying securities” within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions or (y) in the case of non-cumulative preferred stock, include provisions that, during the continuation of the failure to satisfy such financial tests, permit the issuer of such securities to make payment of distributions on such securities only with the net proceeds of the sale of “APM qualifying securities” (provided that the issuer may skip distributions rather than issue “APM qualifying securities” to raise such eligible proceeds), provided that (i) such “mandatory trigger provision” shall limit the issuance and sale of common stock and “qualifying warrants” the proceeds of which must be applied to pay such distributions pursuant to such provision to the “common cap,” unless the “mandatory trigger provision” requires such issuance and sale within one year of such failure, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock issued pursuant to the mandatory trigger provision the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•

if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure (or in the case of non-cumulative preferred stock, the issuer has used the net proceeds of the sale of “APM qualifying securities” to pay distributions more than one year after such failure), include a “repurchase restriction”;

•

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon our liquidation, dissolution or winding up junior to or pari passu with any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after (x) the issuer applies the net proceeds of the sales described in the first bullet point to pay such deferred distributions in full or (y) in the case of non-cumulative preferred stock, the date, if any, on which the issuer applied the net proceeds of any sales described in the first bullet point to pay distributions;

•	include a “bankruptcy claim limitation provision”; and

•

may permit the issuer, at its option, to provide that if it is involved in a business combination where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first, second and third bullet points will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation);

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years. The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute Tier 1 capital unless such approval is obtained.

“No payment provision” means a provision or provisions in the transaction documents for securities or combinations of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a)	(i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first 5 years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b)	the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on and on the issuer and its subsidiaries purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by an issuer company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act of 1934 and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date; provided that a qualifying replacement capital covenant with respect to debt exchangeable for preferred equity may terminate at any time not less than 10 years after the issuance of the “qualifying preferred stock” and that a qualifying replacement capital covenant with respect to REIT preferred securities may terminate at any time not less than 10 years after their issuance.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of CENts or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.875% Junior Subordinated Deferrable Interest Debentures, Series O, due 2035. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures. We expect that, at all times prior to                     , 2058, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or purchase the CENts or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the CENts or the capital securities. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share for financial reporting purposes, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of JPMorgan Chase has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of JPMorgan Chase has delivered to the holders of the then effective series of covered debt a written certificate to that effect. An amendment or supplement that adds new types of “qualifying capital securities” or modifies the requirements of the “qualifying capital securities” would not be adverse to the holders of the then-effective series of covered debt if, following such amendment or supplement, the replacement capital covenant would satisfy clause (ii) of the definition of “qualifying replacement capital covenant” above.

We may generally amend or supplement the replacement capital covenant without the consent of the holders of the CENts. With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that it may include for purposes of determining when repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority in liquidation amount of the capital securities or, if the CENts have been distributed by the issuer, a majority in principal amount of the CENts.

GUARANTEE OF CAPITAL SECURITIES

Under the guarantee, JPMorgan Chase will guarantee certain payment obligations of the issuer. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the CENts. For a description of the terms of our guarantee, see “Description of the Guarantees” in the attached prospectus. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the capital securities as of the date hereof. Unless otherwise stated, this summary deals only with capital securities held as capital assets by a holder who purchases the capital securities upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income tax considerations applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the capital securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes; or

•	a United States holder whose “functional currency” is not the U.S. dollar.

As used herein, the term “United States holder” means a holder of the capital securities that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a holder of the capital securities (other than a partnership) that is not a United States holder.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. The capital securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the capital securities. We have not sought any rulings concerning the treatment of the capital securities, and the opinions of Simpson

Thacher & Bartlett LLP expressed herein are not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised us that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

If a partnership holds the capital securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the capital securities, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the capital securities, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Issuer

In connection with the issuance of the capital securities, Simpson Thacher & Bartlett LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement, and based on certain facts and assumptions contained in its opinion, the issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the CENts and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the CENts. See “—United States Holders—Interest Income and Original Issue Discount.”

Classification of the CENts

By purchasing the capital securities, each holder of the capital securities agrees, and JPMorgan Chase and the issuer agree, to treat the CENts as indebtedness for all United States federal income tax purposes. In connection with the issuance of the CENts, Simpson Thacher & Bartlett LLP, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the CENts will be characterized as indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the CENts will not be recharacterized as other than indebtedness of JPMorgan Chase.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of capital securities.

Interest Income and Original Issue Discount

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). JPMorgan Chase believes that, as of the date of this prospectus supplement, the likelihood that it will exercise its option to defer payments of interest under the terms of the CENts is remote within the meaning of the

United States Treasury regulations. Accordingly, upon issuance, JPMorgan Chase believes the CENts will not be treated as issued with OID. In such case, subject to the discussion below, the CENts will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the CENts as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, JPMorgan Chase exercises its right to defer payments of interest on the CENts, the CENts will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the CENts become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

•

regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the CENts using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

•	the actual cash payments of interest you receive on the CENts would not be reported separately as taxable income;

•	any amount of OID included in your gross income, whether or not during a deferral period, with respect to the capital securities will increase your tax basis in those capital securities; and

•	the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those capital securities.

The United States Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the CENts were issued initially with OID merely because of JPMorgan Chase’s right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether JPMorgan Chase exercises its option to defer payments of interest on the CENts.

Because the CENts are indebtedness for United States federal income tax purposes, any income recognized with respect to the capital securities will not be eligible for the corporate dividends received deduction or treatment as qualified dividend income (which is taxed at long-term capital gain rates) in the case of a non-corporate United States holder.

Distribution of CENts or Cash to Holders of Capital Securities

As described under the caption “Summary of Terms of Capital Securities—Liquidation of Issuer and Distribution of CENts to Holders,” the CENts held by the issuer may be distributed to you in exchange for your capital securities if the issuer is liquidated before the maturity of the CENts, as long as JPMorgan Chase first receives the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the CENts previously held indirectly through the issuer. Your holding period and aggregate tax basis in the CENts will equal the holding period and aggregate tax basis that you had in your capital securities before the distribution. If, however, the issuer is treated as an association taxable as a corporation, a tax event will occur. If JPMorgan Chase elects to distribute the CENts to you at this time or redeem the CENts and distribute the resulting cash, the distribution or the distribution and redemption would be taxable to the issuer and to you.

As described under “Summary of Terms of CENts —Redemption,” JPMorgan Chase may in certain circumstances redeem the CENts and distribute cash in liquidation of the issuer. This redemption for cash would be taxable as described in “—Sales of Capital Securities or CENts.”

If you receive the CENts in exchange for your capital securities, you would accrue interest in respect of the CENts received from the issuer in the manner described under “—Interest Income and Original Issue Discount.”

Sales of Capital Securities or CENts

If you sell your capital securities or CENts or receive cash upon redemption of the capital securities or the CENts, you will recognize gain or loss equal to the difference between:

•

your amount realized on the sale or redemption of the capital securities or the CENts (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as such to the extent not previously included in income); and

•	your adjusted tax basis in the capital securities or the CENts sold or redeemed.

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your capital securities or the CENts for more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of the capital securities. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” and certain United States expatriates, among others, that are subject to special treatment under the Code. Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States Federal Withholding Tax

As discussed above, the capital securities will be treated as evidence of an undivided beneficial ownership interest in the CENts. See “—Classification of the Issuer.” This discussion assumes that the CENts will be respected as indebtedness of JPMorgan Chase under current law. In such case, under present United States federal income tax law, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by JPMorgan Chase or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the capital securities (or the CENts), under the “portfolio interest” exception, provided that:

•	interest paid on the capital securities (or the CENts) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of JPMorgan Chase’s voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to JPMorgan Chase through stock ownership;

•	you are not a bank whose receipt of interest on the capital securities or the CENts is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the capital securities or the CENts through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide JPMorgan Chase or its paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the capital securities (or the CENts) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed under “—United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the capital securities (or the CENts).

If, contrary to the opinions of JPMorgan Chase’s tax counsel, the CENts were recharacterized as equity of JPMorgan Chase, payments on the capital securities or the CENts would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the capital securities (or the CENts) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed under “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to United States federal income tax on any gain you realize upon a sale or other disposition of the capital securities (or the CENts) unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the capital securities (or the CENts) beneficially owned by you at the time of your death, provided that any payment to you on the capital securities (or the CENts) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments made on the capital securities (or the CENts) and to the proceeds of sale of the capital securities (or the CENts) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, JPMorgan Chase must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that JPMorgan Chase makes to you provided that it does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the statement described in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the capital securities (or the CENts) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

JPMorgan Chase, the issuer and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the number of capital securities set forth opposite its name below:

Name	Number of Capital Securities
J.P. Morgan Securities Inc.

Total

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $             per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $             per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

The issuer has granted an option to the underwriters to purchase up to an additional              capital securities at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial amount reflected in the table above.

In view of the fact that the issuer is using the proceeds from the sale of the capital securities to purchase the CENts, JPMorgan Chase has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $ per capital security; and

•	we will pay our expenses and the expenses of the issuer related to this offering, which we estimate will be $ .

In addition, we and the issuer have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”); and

•

that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the issuer or JPMorgan Chase that are substantially similar to the capital securities.

Each underwriter has represented to us and agreed with us that it has not made and will not make an offer of the capital securities to the public in any member state of the European Economic Area which has implemented the Prospectus Directive (a “Relevant Member State”) from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive. However, an underwriter may make an offer of the capital securities to the public in that Relevant Member State at any time on or after the Relevant Implementation Date:

•  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

•  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above information, the expression an “offer of the capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The capital securities are a new issue of securities, and there is currently no established trading market for the capital securities. We intend to apply to list the capital securities on the New York Stock Exchange. We expect trading of the capital securities on the New York Stock Exchange to begin within a 30-day period after the initial issuance of the capital securities. The underwriters have advised us that they intend to make a market in the capital securities prior to the date trading on the New York Stock Exchange begins. However, they are not obligated to do so and may discontinue any market making in the capital securities at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the capital securities will develop, that you will be able to sell your capital securities at a particular time or that the price you receive when you sell will be favorable.

In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more of the capital securities to a minimum of 400 beneficial holders.

Because the Financial Industry Regulatory Authority (“FINRA”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the FINRA’s Conduct Rules. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

JPMorgan Chase’s affiliates, including J.P. Morgan Securities Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the

Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

The issuer will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the issuer the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on May     , 2008, which is 5 business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Bear Stearns, incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140 and Statement of Financial Accounting Standards No. 157, Fair Value Measurements). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of JPMorgan Chase incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to JPMorgan Chase and the issuer, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the issuer. The validity of the guarantee and the CENts will be passed upon for JPMorgan Chase and the issuer by Simpson Thacher & Bartlett LLP. Simpson Thacher & Bartlett LLP also advised JPMorgan Chase as to certain United States federal income taxation matters. Certain matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP. Cravath, Swaine & Moore LLP has represented and continues to represent JPMorgan Chase and its subsidiaries in a substantial number of matters on a regular basis.

PROSPECTUS

JPMORGAN CHASE CAPITAL XXV

JPMORGAN CHASE CAPITAL XXVI

JPMORGAN CHASE CAPITAL XXVII

JPMORGAN CHASE CAPITAL XXVIII

JPMORGAN CHASE CAPITAL XXIX

JPMORGAN CHASE CAPITAL XXX

JPMORGAN CHASE CAPITAL XXXI

JPMORGAN CHASE CAPITAL XXXII

Preferred Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

270 Park Avenue

New York, New York 10017

(212) 270-6000

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 21, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JPMorgan Chase & Co. (which may be referred to as “we” or “us”) and JPMorgan Chase Capital XXV, JPMorgan Chase Capital XXVI, JPMorgan Chase Capital XXVII, JPMorgan Chase Capital XXVIII, JPMorgan Chase Capital XXIX, JPMorgan Chase Capital XXX, JPMorgan Chase Capital XXXI and JPMorgan Chase Capital XXXII (each of which we refer to as an “issuer”) have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its preferred securities, guaranteed by our related guarantees, in one or more offerings at an indeterminate aggregate initial offering price. At the time of each issuance of a series of preferred securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of that issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the preferred securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time preferred securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov/edgar/ searchedgar/webusers.htm. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s Public Reference Room, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (800) SEC-0330, fax: (202) 772-9295 or e-mail: publicinfo@sec.gov. You can read more about the Public Reference Room at the website (http://www.sec.gov/info/edgar/prrrules.htm). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Current Report on Form 8-K dated and filed on May 10, 2007;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

(c) Our Current Reports on Form 8-K filed on January 8, 2007, January 9, 2007, January 10, 2007, January 11, 2007, January 17, 2007, January 18, 2007, January 23, 2007, January 30, 2007, January 31, 2007, February 2, 2007, February 6, 2007, February 8, 2007, February 12, 2007, February 13, 2007, February 16, 2007, February 16, 2007, February 21, 2007, February 21, 2007, February 23, 2007, February 28, 2007, February 28, 2007, March 1, 2007, March 6, 2007, March 8, 2007, March 9, 2007, March 12, 2007, March 13, 2007, March 14, 2007, March 20, 2007, March 22, 2007, March 23, 2007, March 27, 2007, March 29, 2007, March 30, 2007, April 4, 2007, April 9, 2007, April 10, 2007, April 13, 2007, April 16, 2007, April 17, 2007, April 18, 2007, April 23, 2007, April 25, 2007, April 26, 2007, April 27, 2007, April 30, 2007, May 1, 2007, May 2, 2007, May 3, 2007, May 4, 2007, May 8, 2007, May 10, 2007 (dated May 7, 2007), May 15, 2007, May 16, 2007, May 17, 2007, May 18, 2007, May 18, 2007, May 21, 2007, May 22, 2007, May 23, 2007, May 24, 2007, May 25, 2007, May 29, 2007, May 30, 2007, May 30, 2007, May 31, 2007, June 5, 2007, June 7, 2007, June 8, 2007, June 11, 2007, June 12, 2007, June 14, 2007, June 18, 2007, June 19, 2007, June 22, 2007, June 26, 2007, June 27, 2007, June 28, 2007, June 29, 2007, July 3, 2007, July 6, 2007, July 10, 2007, July 11, 2007, July 16, 2007, July 17, 2007, July 17, July 17, 2007, July 18, 2007, July 18, 2007, July 23, 2007, July 24, 2007, July 30, 2007, July 31, 2007, August 1, 2007, August 2, 2007, August 2, 2007, August 3, 2007, August 6, 2007, August 7, 2007, August 8, 2007, August 9, 2007, August 10, 2007, August 13, 2007, August 14, 2007, August 15, 2007, August 17, 2007, August 20, 2007, August 21, 2007, August 22, 2007, August 24, 2007, August 28, 2007, August 28, 2007, August 29, 2007, August 30, 2007, August 31, 2007, September 4, 2007, September 5, 2007, September 6, 2007, September 7, 2007, September 10, 2007, September 11, 2007, September 12, 2007, September 13, 2007, September 14, 2007, September 17, 2007, September 18, 2007, September 19, 2007 and September 20, 2007 (other than, in each case, those documents or the portions of those documents not deemed to be filed).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

From time to time, we have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to analysts, investors, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. Factors that could cause this difference—many of which are beyond our control—include the following:

•	local, regional and international business, political or economic conditions;

•	changes in trade, monetary and fiscal policies and laws; technological changes instituted by us and by other entities which may affect our business;

•	mergers and acquisitions, including our ability to integrate acquisitions;

•	our ability to develop new products and services;

•	acceptance of new products and services and our ability to increase market share;

•	our ability to control expenses;

•	competitive pressures;

•	changes in laws and regulatory requirements;

•	changes in applicable accounting policies;

•	costs, outcomes and effects of litigation and regulatory investigations;

•	changes in the credit quality of our customers; and

•	adequacy of our risk management framework.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed (and not furnished) with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed in Part I, Item 1A: Risk Factors in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2006, to which reference is hereby made. There is no assurance that any list of risks and uncertainties or risk factors is complete.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

JPMORGAN CHASE & CO.

We are a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset management and private equity. We serve millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients. Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. Our principal non-bank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of its credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•

to issue and sell the preferred securities, as well as common securities of each issuer that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the preferred securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to each issuer and the offering of each issuer’s preferred securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement. We will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under “Description of the Preferred Securities—Subordination of Common Securities.”

For so long as the preferred securities of a particular issuer remain outstanding, we will promise to:

•	cause that issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of that issuer;

•	use our commercially reasonable efforts to ensure that that issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause that issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the preferred securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Offices of the Issuers

The principal executive office of each issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.18	1.93	1.80	1.65	2.27	1.28
Including Interest on Deposits	1.62	1.52	1.48	1.44	1.87	1.17
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	—	1.93	1.80	1.64	2.25	1.27
Including Interest on Deposits	—	1.52	1.48	1.43	1.86	1.17

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

DESCRIPTION OF THE PREFERRED SECURITIES

The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. The trust agreement of the applicable trust will be amended and restated before the issuance of preferred securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

•	the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•

whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

•

the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•

the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer.

All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s preferred and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s preferred securities; and

•	in the case of a redemption or liquidation, the full redemption price of all preferred securities called for redemption or the full liquidation price of all preferred securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described above under “Purpose and Ownership of the Issuers”;

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under “—Redemption or Exchange”;

•	the mandatory redemption of the issuer’s preferred and common securities as described above under “—Redemption or Exchange”; and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s preferred and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the preferred securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the preferred securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

•

a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity of those securities.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution”, an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•

the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the preferred securities are listed on the same national securities exchange or other organization on which the preferred securities were listed;

•	the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•

we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by our guarantee; and

•

the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture,” as a holder of preferred securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the preferred securities.

We and the issuer trustees may also amend an applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the preferred securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

•

direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under “—Global Preferred Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the preferred securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL PREFERRED SECURITIES; BOOK-ENTRY ISSUANCE

Global Preferred Securities

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the “global preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be DTC, and the following is a summary of the depositary arrangements applicable to those global preferred securities.

Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

Only institutions that have accounts with DTC (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of JPMorgan Chase, any of the issuers, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security; or

•

after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the preferred securities advise the administrative trustees in writing that the continuation of a book entry system is no longer in their best interest.

A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream or Euroclear, if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ( “Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants. Distributions with respect to interests in global preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the global preferred securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in global preferred securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in global preferred securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its preferred and common securities, we will execute and deliver a guarantee of that series of preferred and common securities under a guarantee agreement for the benefit of the holders of those preferred and common securities. Only one guarantee will be issued by us in connection with the issuance of preferred and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•

any accumulated and unpaid distributions required to be paid on the preferred and common securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

•

the redemption price regarding any preferred and common securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred and common securities, the lesser of:

•	the total liquidation amount of the preferred and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the preferred and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the preferred and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the preferred securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred and common securities in exchange for all of the preferred and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

•

all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all preferred and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•

the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred and common securities of the issuer in exchange for all of the preferred and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•	the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

•	the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

•

any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

•	the maturity or the method of determining the maturity of the junior subordinated debentures;

•	the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

•

the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

•

the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

•

the additions, modifications or deletions, if any, in the events of default described under the caption “—Events of Default” below or our covenants described in this prospectus regarding the junior subordinated debentures of the series;

•

if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

•

the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

•

whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•

whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series; and

•	any other terms of the junior subordinated debentures of the series.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that triggers the acceleration of such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “debt” is defined in the indenture to mean, with respect to any person,

•	every obligation of that person for the repayment of borrowed money;

•

every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation described above of another person guaranteed by that person.

Unless otherwise stated in the applicable prospectus supplement, with respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean the principal of, and premium and interest, if any, on debt, whether incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the definitions of debt and senior debt described above. Because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures may differ in a number of respects from the definitions applicable to other series of junior subordinated debentures, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Covenants

We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

•

there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments, as described below under “—Option to Defer Interest Payments,” or that deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on par with or junior in interest to our junior subordinated debentures; or

•

make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if that guarantee ranks on par with or junior in interest to those junior subordinated debentures.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period.

With respect to any junior subordinated debentures issued to an issuer, we will agree:

•

to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

•

not to cause the termination, liquidation or winding-up of that issuer, except in connection with a distribution of the junior subordinated debentures as provided in the trust agreement of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of any junior subordinated debentures of any series;

•	reduce the principal amount due;

•	reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

•	reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

•	no modification of the indenture can be made that adversely affects holders of those preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•

default in the payment of any installment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “—Option to Defer Interest Payments” in this section;

•

default in the payment of interest in full on any junior subordinated debenture for a period of 30 days after the conclusion of a period consisting of 20 consecutive quarters (or, in the case of junior subordinated debentures on which interest is paid semiannually, 10 consecutive semiannual periods) commencing with the earliest quarter or semiannual period, as the case may be, for which interest (including interest accrued on deferred payments) has not been paid in full;

•	some events of bankruptcy or reorganization involving us;

•	default in the payment of the principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•

default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after written notice to us by the debenture trustee or to us and the debenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series will have the right to declare the principal and the interest due on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy or reorganization involving us occurs, the principal and interest due on the applicable series of securities will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related preferred securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to that series.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the events of default described above, or that alter the circumstances under which an event of default may give rise to acceleration of such series of junior subordinated debentures. Such modified events of default or acceleration provisions will be described in the prospectus supplements applicable to such series of junior subordinated debentures.

Enforcement of Rights by Holders of Preferred Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

•	the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

•	the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

•	there is no event of default under the indenture immediately after giving effect to the transaction;

•

in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

•	we have delivered to the debenture trustee an officer’s certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•

a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory, class or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under ERISA and a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•

immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors” as defined in Section 3(42) of ERISA. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and individual retirement accounts), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA); or

•

the preferred securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and then timely registered under the Exchange Act.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the preferred securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the preferred securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of ERISA Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•

your purchase and holding of preferred will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the preferred securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the preferred securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of preferred securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of preferred securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the preferred securities, including loss of investment and lack of liquidity and (c) the preferred securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of preferred securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of JPMorgan Chase incorporated in this prospectus by reference to our Current Report on Form 8-K dated May 10, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities, and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Richards, Layton & Finger, P.A., special Delaware counsel to the issuers and us, will provide an opinion regarding certain matters relating to Delaware law. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law.